Exhibit 10.3

SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of June 28, 2018, by and between SILICON VALLEY BANK, a California corporation (“Bank”), and INSTRUCTURE, INC., a Delaware corporation (“Borrower”).

Recitals

A.Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of June 22, 2017 (as the same may from time to time be amended, modified, supplemented or restated, including, without limitation, by that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of March 30, 2018, collectively, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to (i) transition the credit facility from a formula to a non-formula line of credit, (ii) modify the financial covenants, (iii) extend the Revolving Line Maturity Date, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.3 (Overadvances).  Section 2.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“2.3Intentionally Omitted.”

2.2Section 2.5 (Fees).  Section 2.5(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a)Commitment Fee.  A fully earned, non-refundable commitment fee of Seven Thousand Five Hundred Dollars ($7,500), on the Second Amendment Effective Date; and”

2.3Section 2.5 (Fees).  Sections 2.5(b) and 2.5(c) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“(b)Intentionally Omitted

(c)Intentionally Omitted.”

2.4Section 5.3 (Eligible Customer Accounts).  Section 5.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“5.3	Intentionally Omitted.”

2.5Section 6.2 (Financial Statements, Reports, Certificates).  Sections 6.2(a) and 6.2(b) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“(a)intentionally omitted;

  (b)intentionally omitted;”

2.6Section 6.2 (Financial Statements, Reports, Certificates).  Section 6.2 of the Loan Agreement hereby is amended by (i) deleting the “and” at the end of Section 6.2(i) thereof, (ii) amending and restating Section 6.2(j) thereof in its entirety to read as follows, and (iii) adding new Section 6.2(k) to the Loan Agreement to read in its entirety as follows:

“(j)prompt written notice of any changes to the beneficial ownership information set out in the Perfection Certificate delivered by Borrower to Bank on or about the Second Amendment Effective Date.  Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers; and

(k)other financial information reasonably requested by Bank.”

2.7Section 6.8 (Operating Accounts).  Section 6.8(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a)Maintain all of its and all of its Subsidiaries’ operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates; provided, however, notwithstanding the foregoing, Borrower may maintain accounts outside of Bank so long as (y) the aggregate balances in all such accounts do not, at any time, represent more than twenty-five percent (25%) of the dollar value of Borrower’s and its Subsidiaries’ cash and Cash Equivalents in accounts at all financial institutions, including, without limitation, Borrower’s account with another financial institution in order to service its credit cards issued by such financial institution (the “Credit Card Account”), and (z) Borrower uses its best efforts to cause such other financial institutions to execute and deliver to Bank Control Agreement(s), in form and substance satisfactory to Bank in its good faith business judgment, covering all such accounts outside of Bank.”

2.8Section 6.9 (Financial Covenant).  Section 6.9 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.9Adjusted Quick Ratio.  Maintain at all times, subject to periodic reporting as of the last day of each quarter, an Adjusted Quick Ratio measured on a consolidated basis with respect to Borrower and its Subsidiaries, of at least 1.50 to 1.00.”

2.9Section 7.2 (Changes in Business, Management, Ownership, or Business Locations).  Section 7.2 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.2Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) have a change in management such that any Key Person ceases to hold such office with Borrower, unless Borrower’s board of directors replaces such Key Person within ninety (90) days after such Key Person’s departure from Borrower (it being understood that an interim replacement made within such ninety (90) day period shall satisfy the requirements of this clause); or (d) permit or suffer any Change in Control.

Borrower shall not, without at least fifteen (15) days prior written notice to Bank:  (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Five Hundred Thousand Dollars ($500,000) in Borrower’s assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, (5) change any organizational number (if any) assigned by its jurisdiction of organization, or (6) deliver any portion of the Collateral to a bailee, unless (i) such bailee location contains less than Five Hundred Thousand Dollars ($500,000) in Borrower’s assets or property; provided or (ii) Bank and such bailee are parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral.

Borrower hereby agrees upon Borrower adding any new office or business location, including any warehouse, Borrower will cause its landlord, at Bank’s sole discretion, to enter into a landlord consent in favor of Bank prior to such new office or business location containing Five Hundred Thousand Dollars ($500,000) of Collateral.

Borrower hereby agrees that prior to Borrower delivering any Collateral to a bailee, to the extent that after delivery of same, the value of all Collateral held by such bailee is Five Hundred Thousand Dollars ($500,000) or more, Borrower shall cause such bailee, at Bank’s sole discretion, to execute and deliver a bailee agreement in form and substance satisfactory to Bank.”

2.10Section 7.3 (Mergers or Acquisitions).  Section 7.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.3

Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where each of the following conditions is satisfied:  (a) each such Person being acquired is in the Borrower’s current or adjacent line of business; (b) each such transaction is non-hostile in nature; (c) no Event of Default has occurred and is continuing or would exist after giving effect to any such transaction; (d) Borrower demonstrates pro-forma compliance with all covenants before and after giving effect to any such transaction; (e) such acquisition does not decrease Borrower’s projected EBITDA for the six (6) month period immediately following the consummation of any such acquisition by more than Five Million Dollars ($5,000,000) and the Person being acquired has an EBITDA of no more than negative Five Million Dollars (-$5,000,000) for the immediately trailing twelve (12)

month period; (f) Borrower shall maintain a minimum of Twenty-Five Million Dollars ($25,000,000) in cash plus unused availability under the Revolving Line after giving effect to any such acquisition; (g) contingent liabilities assumed by Borrower equal an aggregate amount not to exceed Two Million Dollars ($2,000,000), unless otherwise approved in writing by Bank; and (h) Borrower is the surviving legal entity.  A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.”

2.11Section 7.7 (Distributions; Investments).  Section 7.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“7.7

Distributions; Investments.  (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed Two Million Dollars ($2,000,000) per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.  Notwithstanding the foregoing, Subsidiaries of Borrower shall be permitted to pay dividends or make distributions to Borrower.”

2.12Section 8.6 (Other Agreements).  Section 8.6 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“8.6Other Agreements.  There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties, (a) any default by Borrower or any Guarantor resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000); or (b) any breach or default by Borrower or Guarantor, the result of which could have a material adverse effect on Borrower’s or any Guarantor’s business; provided, however, that the Event of Default under this Section 8.6 caused by the occurrence of a default under such other agreement shall be cured or waived for purposes of this Agreement upon Bank receiving written notice from the party asserting such default of such cure or waiver of the default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Bank has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith judgment of Bank be materially more burdensome to Borrower or any Guarantor;”

2.13Section 13 (Definitions).  The following terms and their respective definitions hereby are added or amended and restated in their entirety in Section 13.1 of the Loan Agreement, as appropriate, to read as follows:

“Adjusted Quick Ratio” means a ratio of (a) the sum of Borrower’s (i) unrestricted cash and Cash Equivalents held at Bank plus (ii) net accounts receivable divided by (B) the difference of (i) Borrower’s Current Liabilities minus (ii) the current portion of Borrower’s Deferred Revenue.

“Availability Amount” is an amount equal to the Revolving Line minus the outstanding principal balance of any Advances.

“Current Liabilities” are all obligations and liabilities of Borrower to Bank owing in connection with the Revolving Line, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.

“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

“EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“Revolving Line” is an aggregate principal amount equal to Five Million Dollars ($5,000,000); provided, however, if (i) Borrower is in compliance with all terms and conditions of this Agreement, and (ii) Borrower receives approval from its board of directors, Borrower may request and Bank, in its sole discretion, may agree, to increase the amount of the Revolving Line up to an aggregate principal amount not to exceed Thirty-Five Million Dollars ($35,000,000).

“Revolving Line Maturity Date” is June 22, 2019.

“Second Amendment Effective Date” means June 28, 2018.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness owing from Borrower to Bank under the Revolving Line.

3.Section 13 (Definitions).  Subsection (k) of the defined term “Permitted Investments” set forth in Section 13.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(k)joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by Borrower do not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate in any fiscal year; and”

3.1Section 13 (Definitions).  The defined terms “Borrowing Base”, “Borrowing Base Report” and all definitions formerly used in calculating the “Availability Amount” prior to the Second Amendment Effective Date hereby are deleted in their entirety in Section 13.1 of the Loan Agreement.

3.2Exhibit B to the Loan Agreement hereby is replaced with Exhibit B attached hereto.

3.3Exhibit C to the Loan Agreement hereby is deleted in its entirety.

4.Limitation of Amendments.

4.1The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.Miscellaneous.

7.1This Amendment shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral, subject to any applicable cure periods set forth in Section 8 of the Loan Agreement as to the applicable Event of Default.

7.2Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

8.Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

9.Post-Closing.  As soon as possible, but in any event not later than the date that is forty-five (45) days after the Second Amendment Effective Date, Borrower shall deliver to Bank evidence satisfactory to Bank that the insurance policies required by Section 6.7 of the Loan Agreement are in full force and effect.

10.Effectiveness.  This Amendment shall be deemed effective upon: (a) the due execution and delivery to Bank of (i) this Amendment by each party hereto, and (ii) an updated Perfection Certificate of Borrower in the form provided by Bank; and (b) Borrower’s payment to Bank of (i) a commitment fee in the amount of Seven Thousand Five Hundred Dollars ($7,500), in accordance with Section 2.5(a) of the Loan Agreement (as amended hereby), and (ii) all Bank Expenses incurred through the date of this Amendment, each of which may be debited from any of Borrower's accounts.

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By:/s/ Jordan Rigberg Name:Jordan Rigberg Title:Vice President	BORROWER INSTRUCTURE, INC. By:/s/ Steve Kaminsky Name:Steve Kaminsky Title:Chief Financial Officer

[Signature Page to Second Amendment to Second Amended and Restated Loan and Security Agreement]

EXHIBIT B
COMPLIANCE CERTIFICATE

TO:SILICON VALLEY BANKDate:

FROM:  INSTRUCTURE, INC.

The undersigned authorized officer of INSTRUCTURE, INC. (“Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default except as noted below; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, have timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes except, with respect to unaudited financial statements, for the absence of footnotes and subject to year‑end adjustments.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial Statements	Monthly within 30 days*	Yes No
Compliance Certificate	Monthly within 30 days*	Yes No
Annual financial statement (CPA Audited)	FYE within180 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Bookings Report	Monthly within 30 days*	Yes No
Projections	The earlier of (i) January 31st or (ii) within 15 days of board approval	Yes No

*Notwithstanding the foregoing, so long as no Advances are outstanding, such monthly reporting requirements shall be due quarterly within 45 days of the end of each calendar quarter; provided, however, Borrower shall provide to Bank such reports for the preceding 3 months with each request for an Advance when, at the time of such request, the outstanding balance of the Revolving Line is Zero Dollars ($0.00).

Financial Covenant	Required	Actual	Complies

Adjusted Quick Ratio (tested quarterly)	1.50:1.00	_____:1.00	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Compliance Statement.

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

_____________________________________________________________________________________________

_____________________________________________________________________________________________

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries?  If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

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INSTRUCTURE, INC.	BANK USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes	No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:	____________________

I.Adjusted Quick Ratio (Section 6.9)

Required:1.50 to 1.00

Actual:

A.	Aggregate value of the unrestricted and unencumbered cash and cash equivalents of Borrower and its Subsidiaries at Bank	$
B.	Aggregate value of the net billed accounts receivable of Borrower and its Subsidiaries	$
C.	Quick Assets (the sum of lines A and B)	$
D.	Aggregate value of Obligations owing to Bank under the Revolving Line	$
E.	Aggregate value of liabilities of Borrower and its Subsidiaries that mature within one (1) year	$
F.	Aggregate value of all amounts received or invoiced by Borrower and its Subsidiaries in advance of performance under contracts and not yet recognized as revenue
G.	Current Liabilities (the sum Lines E and F) minus Line G	$
H.	Adjusted Quick Ratio (line C divided by line G)

Is line H equal to or greater than 1.50 to 1:00?

  No, not in compliance  Yes, in compliance